Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-170282) on Form S-4 of our reports dated February 23, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting of Occam Networks, Inc. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SingerLewak LLP

San Jose, CA

December 13, 2010